SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Winston Hotels, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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WINSTON HOTELS, INC.

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

     You are cordially invited to attend the Annual Meeting of Shareholders of Winston Hotels, Inc. (the “Company”) which will be held on May 4, 2004, at 10:00 a.m., local time, at the Hilton Garden Inn hotel, 1500 RDU Center Drive, Morrisville, North Carolina for the following purposes:

(1)	To elect seven members to the Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Our Board of Directors has fixed the close of business on March 10, 2004 as the record date for determining the shareholders entitled to notice of and to vote at our Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record at the close of business on March 10, 2004 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

It is desirable that your shares of stock be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Robert W. Winston, III
Chief Executive Officer

Raleigh, North Carolina
March 22, 2004

WINSTON HOTELS, INC.

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

     This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 22, 2004, by the Board of Directors of Winston Hotels, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn hotel, 1500 RDU Center Drive, Morrisville, North Carolina on May 4, 2004, at 10:00 a.m., local time, and at all adjournments or postponements thereof. Our Board of Directors is requesting that you allow your shares to be represented and voted at the Annual Meeting by the proxies named on the enclosed card.

     The mailing address of our principal executive offices is 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608. We maintain a Web site at http://www.winstonhotels.com. Information at our Web site is not and should not be considered part of this proxy statement.

     The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

     No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Purposes of Annual Meeting

     The principal purposes of the Annual Meeting are to: (1) elect seven members to the Board of Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2004; and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

VOTING

How to Vote Your Shares

     You may vote your shares at our Annual Meeting in person. If you cannot attend our Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend our Annual Meeting, you may vote by duly authorized proxy. If you hold your shares in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein. If the proxy card is signed, dated and returned, but voting directions are not made, the proxy will be voted “for” the seven director nominees, “for” the ratification of PricewaterhouseCoopers LLP as independent accountants of the Company, and in such manner as the proxy holders named on the enclosed proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

How to Revoke Your Proxy

     If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our Annual Meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy,

•	by completing a proxy card with a later date and by returning it to us at or before our Annual Meeting,

•	by attending our Annual Meeting and voting in person. (Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.)

     If your shares of Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting

     The Board of Directors has fixed the close of business on March 10, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on March 10, 2004, the Company had outstanding 26,340,292 shares of Common Stock. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.

     The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock is necessary to provide a quorum for voting at the Annual Meeting. If you have returned valid proxy instructions or if you hold your shares of Common Stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

     The affirmative vote of a plurality of the shares of Common Stock cast at the Annual Meeting will elect each nominee to our Board of Directors.

     The affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting is required to approve the ratification of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2004.

     Abstentions will not be counted “for” or “against” a nominee but will be counted for purposes of determining the existence of a quorum.

     Under applicable New York Stock Exchange rules (the exchange on which shares of our Common Stock are traded), brokers holding shares of our Common Stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and under the NYSE’s rules may not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” “Broker non-votes” will not be counted as votes cast for a proposal, but will be counted only for the purpose of determining the existence of a quorum. Because the election of directors and ratification of independent accountants are routine matters for which specific instructions from beneficial owners are not required under the NYSE’s rules, no “broker non-votes” will arise in the context of voting for the seven director nominees or ratification of independent accountants.

     If you do not provide voting instructions to your broker for shares of our Common Stock held in nominee or street name, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors and ratification of independent accountants, or (2) leave your shares unvoted. To be certain that your shares are voted at our Annual Meeting, we encourage you to provide instructions to your brokerage firm or return your proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven. The seven persons named below are nominated to serve on the Board of Directors until the 2005 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified). Each nominee is currently a director of the Company. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Pursuant to North Carolina law, the seven candidates who receive the highest number of votes as directors will be elected as directors of the Company. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining which nominees received the highest number of votes.

Nominees for Election as Directors

     Charles M. Winston - Charles Winston, age 74, has served as Chairman of the Board of Directors since March 15, 1994. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with an A.B. degree. Mr. Winston has more than 39 years of experience in developing and operating full service restaurants and hotels. Mr. Winston is Robert Winston’s father and James Winston’s brother.

     Robert W. Winston, III - Robert Winston, age 42, has served as Chief Executive Officer and director of the Company since March 15, 1994. Mr. Winston served as President of the Company for the period beginning March 15, 1994 and ending January 14, 1999, and from the period beginning November 9, 2002 through November 4, 2003. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with a B.A. degree in economics. Mr. Winston is Charles Winston’s son and James Winston’s nephew.

     James H. Winston - James Winston, age 70, has been a director of the Company since May 25, 1994. Mr. Winston is the President of Omega Insurance Company, a property and casualty insurance company doing business mainly in the state of Florida and throughout five southeastern states, and has served in that capacity for more than the past five years. He is also President of LPMC, Inc., a real estate investment firm. Mr. Winston is a native of North Carolina and graduated from the University of North Carolina at Chapel Hill. Mr. Winston serves on the boards of directors of Stein Mart, Inc. and Patriot Transportation, Inc. Mr. Winston is the brother of Charles Winston and the uncle of Robert Winston.

     Thomas F. Darden, II - Thomas Darden, age 49, has been a director of the Company since May 25, 1994. Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, LLC, a private equity investment fund, where he has been employed for more than the past five years. Mr. Darden graduated with highest honors from the University of North Carolina at Chapel Hill with a B.A. degree in 1976 and graduated from Yale Law School with a J.D. degree in 1981. In 1991, Mr. Darden was appointed by the Governor of North Carolina to the board of the North Carolina Department of Transportation, and was subsequently appointed to the Triangle Transit Authority Board of Trustees. In 1992, Mr. Darden received a Master’s Degree in City and Regional Planning from the University of North Carolina at Chapel Hill. Mr. Darden serves or has served on a variety of community, charitable and college boards. Mr. Darden serves on the Board of Governors of RTI International, an independent, non-profit multidisciplinary research organization.

     Richard L. Daugherty - Richard Daugherty, age 68, has been a director of the Company since May 25, 1994. Mr. Daugherty is self-employed and has provided consulting services to North Carolina State University for the majority of the past six years. Until 1994 Mr. Daugherty was Vice President of Worldwide Manufacturing for the IBM PC Company in Research Triangle Park, North Carolina, where he had been employed for more than five years. At the time of his retirement in 1994, Mr. Daugherty was the senior IBM executive for the State of North Carolina. He serves on various community and business boards of directors, including the boards of Wachovia Bank & Trust Company, N.A., and Progress Energy, Inc.

     Edwin B. Borden - Edwin Borden, age 69, has been a director of the Company since May 25, 1994. Mr. Borden is currently retired and is the former President and Chief Executive Officer of The Borden Manufacturing Company, Inc., a textile management company, where he was employed from 1998 to 2003. Mr. Borden is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill. He serves on the boards of directors of Progress Energy, Inc., Jefferson Financial Corporation and Ruddick Corp.

     David C. Sullivan - David Sullivan, age 64, has been a director of the Company since January 1, 1998. Mr. Sullivan has served as Chairman of the Board of Directors of Sullivan Investments, LLC, a real estate development consulting company, since 2000. From 1997 until 2000, Mr. Sullivan served as chairman and CEO of Resort Quest International, Inc., a resort property management company. From 1990 until 1997, Mr. Sullivan served in various positions with Promus Hotel Corporation, a franchisor of Hampton Inns, Embassy Suites, Homewood Suites and Hampton Inn and Suites hotels. Mr. Sullivan served as director, Executive Vice President and Chief Operating Officer for Promus from April 1995 until December 1997. He also serves on the board of directors of Resort Quest International, Inc. and John Q. Hammons Hotels, Inc.

Our Board of Directors recommends that shareholders vote FOR the election of each of the nominees.

COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS

Independence of Our Board of Directors

     Our Bylaws and Corporate Governance Guidelines and the listing standards of the New York Stock Exchange require that a majority of our directors must be independent directors. Our Board of Directors has determined that the following members of our Board are independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the general independence standards in the listing standards of the New York Stock Exchange: Edwin B. Borden, Thomas F. Darden, II, Richard L. Daugherty and David C. Sullivan. We presently have seven directors, including these four independent directors.

     Our Board of Directors has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are reported to the Board of Directors, usually at its next meeting.

Executive Sessions of Our Non-Management Directors

     The non-management directors of our Board of Directors meet at least quarterly in executive sessions that exclude members of the management team. Our Board of Directors has determined that David C. Sullivan, or in his absence, his designee, should chair all meetings of non-management directors. During these meetings, Mr. Sullivan has the power to lead the meeting, set the agenda and determine the information to be provided to the attendees. Shareholders and other interested persons may contact Mr. Sullivan in writing by mail c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, Attention: Secretary. All such letters will be forwarded to Mr. Sullivan.

Audit Committee

     The Board of Directors has established an Audit Committee, which consists of Messrs. Borden (Chairman), Darden and Sullivan. Our Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, the listing standards of the NYSE and our Bylaws and Corporate Governance Guidelines, and that each of the members of the Audit Committee is financially literate, as such term is interpreted by the Board of Directors. In addition, our Board of Directors has determined that Mr. Darden is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter (which is attached as Appendix A) adopted by our Board of Directors. The primary duties and responsibilities of the audit committee are to:

•	review and discuss with management and our independent public accountants our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	make recommendations concerning the appointment, retention, compensation, evaluation and termination of independent public accountants;

•	approve professional services provided by the independent public accountants;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	to provide an avenue of communication among the outside auditors, management and our board of directors;

•	to encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor compliance with legal and regulatory requirements.

     The Audit Committee met five times during our 2003 fiscal year and all members attended each meeting.

     For more information, please see “Audit Committee Report” beginning on page 20.

Compensation Committee

     Our Board of Directors has established a Compensation Committee which consists of Messrs. Borden, Darden and Daugherty (Chairman). Our Board has determined that each of the Compensation Committee members is independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee determines compensation for our executive officers and administers our stock plan. The primary duties and responsibilities of the compensation committee are to:

•	oversee our overall compensation philosophy and structure to determine its appropriateness;

•	review and approve proposed amendments to our benefits plans; and

•	review and recommend compensation arrangements for our executive officers.

     The Compensation Committee met two times during 2003 and each of the members attended each meeting.

     For more information, please see “Compensation Committee Report ” beginning on page 17.

Nominating & Corporate Governance Committee

     In November 2003, our Board of Directors established a Nominating & Corporate Governance Committee which consists of Messrs. Borden, Darden, Daugherty and Sullivan (Chairman). Our Board has determined that each of the Nominating & Corporate Governance Committee members is independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE. The Nominating & Corporate Governance Committee operates under a written charter adopted by our Board. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board, and

•	oversees the evaluation of our Board and management.

     The Nominating & Corporate Governance Committee did not meet during our 2003 fiscal year.

Other Committees

     From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board.

Availability of Corporate Governance Materials

     Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating & Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Internet Web site at http://www.winstonhotels.com and are available in print to any shareholder upon request by writing to Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, NC 27608, Attention: Investor Relations. Information at our Web site is not and should not be considered a part of this proxy statement.

Director Nominations

     Nominating & Corporate Governance Committee. The Company’s Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by our Board. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating & Corporate Governance Committee with respect to identifying and evaluating the director candidates. Both documents are published on the Company’s Internet Web site at http://www.winstonhotels.com. Information at our Web site is not and should not be considered a part of this proxy statement.

     Director Candidate Recommendations and Nominations by Shareholders. The Nominating & Corporate Governance Committee’s charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating & Corporate Governance Committee through the method described under “Communications with Our Board of Directors” below. In addition, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures summarized in “Shareholder Proposals for Our 2005 Annual Meeting” below.

     Process For Identifying and Evaluating Director Candidates. The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

Communications with Our Board of Directors

     Our Board of Directors has approved unanimously a process for shareholders to send communications to our Board. Shareholders can send communications to our Board and, if applicable, to any committee or to specified individual directors in writing c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, Attention: Secretary. The company does not screen mail and all such letters will be forwarded to our Board, and any such specified committee or individual director.

Shareholder Proposals for Our 2005 Annual Meeting

     Our Board will provide for presentation of proposals by our shareholders at the 2005 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding shareholder proposals.

     Shareholders intending to submit proposals for presentation at our 2005 Annual Meeting of Shareholders, scheduled to be held in May 2005, must submit their proposals in writing and we must receive these proposals at our executive offices on or before December 1, 2004 for inclusion in our proxy statement and the form of proxy relating to our 2005 Annual Meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the Securities and Exchange Commission. We will not consider proposals received after December 1, 2004 for inclusion in our proxy materials for our 2005 Annual Meeting of Shareholders.

     In addition, if a shareholder intends to present a matter for a vote at the 2005 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company’s proxy statement for that meeting, the shareholder must give timely notice in accordance with Securities and Exchange Commission rules. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

     In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, Attention: Secretary. Our Bylaws are available on our Internet Web site at http://www.winstonhotels.com. Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary. Information at our Web site is not and should not be considered part of this proxy statement.

Director Attendance at Meetings of our Board of Directors and Annual Meeting

     The Board of Directors held four regular meetings and four special meetings during 2003. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2003.

     The Company has a policy that directors attend the Annual Meeting of Shareholders. All of our directors attended the 2003 Annual Meeting of Shareholders.

Contributions to Charitable Entities

     During 2003, the Company did not make any contributions to charitable entities on which one of our directors or executive officers sits as a board member or serves as an executive officer.

Certain Relationships and Related Transactions

     During 2000, the Company and Marsh Landing Investment, L.L.C. (“MLI”) formed a joint venture, Marsh Landing Hotel Associates, LLC, to jointly develop and own hotel property. The Company owns a 49% ownership interest in the joint venture and MLI owns the other 51%. MLI is owned by the Company’s Chairman, Mr. Charles M. Winston, and its board member Mr. James H. Winston. The joint venture has developed and owns a 118-room Hampton Inn in Ponte Vedra, Florida. During 2003, MLI received quarterly dividend payments totaling $413,037.

     During 2003, the Company and Chapel Hill Investment, L.L.C. (“CHI”) formed a joint venture, Chapel Hill Hotel Associates, LLC, to jointly develop and own hotel property. The Company owns a 48.78% ownership interest in the joint venture and CHI owns the other 51.22%. CHI is owned 52% by the Company’s Chairman, Mr. Charles M. Winston and its board member, Mr. James H. Winston, and 48% by three other unaffiliated owners. The joint venture is developing a 118-room Courtyard by Marriott hotel in Chapel Hill, NC.

DIRECTOR COMPENSATION

     The Company’s primary means of compensating directors is the grant of restricted stock to each director. On May 18, 1999, the Company issued 7,000 shares of Common Stock to each director, other than Robert W. Winston, III. These shares became fully vested on May 18, 2003. Also on May 18, 1999, the Company granted each director, other than Robert W. Winston, III, options to purchase 2,000 shares of Common Stock with an exercise price of $9.38 per share. These options were 100% vested on the grant date. The Company also pays each director $1,500 per Board of Directors’ meeting and $500 per committee meeting attended. No additional fees are paid in connection with telephonic meetings. In addition, the Company will reimburse all directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. Robert W. Winston, III receives no compensation as a director, other than reimbursement for any out-of-pocket expenses incurred in connection with his service on the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (“SEC”) and to the New York Stock Exchange (“NYSE”). These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2003.

     Based on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2003.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of March 10, 2004, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this proxy statement and all directors and executive officers as a group, and each person known to beneficially own more than five percent of the Company’s outstanding Common Stock. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table has sole voting and investment power over the shares of Common Stock beneficially owned by such person. The address for each individual listed below is: c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, NC 27608.

	Shares of Common Stock
Name	Beneficially Owned (1)(2)	Percent of Class
Charles M. Winston (3) (9)	775,189	2.8%
Robert W. Winston, III (4)	2,134,666	7.7%
Joseph V. Green (5)	335,836	1.3%
Kenneth R. Crockett (6)	225,011	*
Brent V. West (7)	70,290	*
James H. Winston (8) (9)	51,000	*
Thomas F. Darden, II (9)	21,500	*
Richard L. Daugherty (9)	36,688	*
Edwin B. Borden (9)	44,000	*
David C. Sullivan (9)	21,276	*
All directors and executive officers as a group (10 persons) (10)	3,394,658	12.0%

5% Shareholder
Wells Fargo & Company
420 Montgomery Street
San Francisco, CA 94104 (11)	1,532,520	5.8%

*	represents less than one percent of the Company’s issued and outstanding Common Stock

(1)	Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company’s Common Stock which a person has the right to acquire within 60 days after March 10, 2004 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assumes that all units of limited partnership interest (the “Units”) in WINN Limited Partnership (the “Partnership”), which are redeemable within 60 days of March 10, 2004 for shares of the Company’s Common Stock or, at the option of the Company, for an equivalent amount of cash, are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating the percentage ownership of each person assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(3)	Includes 2,000 shares subject to stock options exercisable within 60 days of March 10, 2004. Includes 105,643 shares issuable to Mr. Winston upon exercise of redemption rights with respect to Units held directly by Mr. Winston. Also includes 109,516 shares issuable upon redemption of Units held by WJS — Perimeter, Inc., a corporation owned 33.33% by Mr. Winston and of which he serves as a director; and 320,798 shares issuable upon redemption of Units held by Cary Suites, Inc., a corporation owned 15.7% by Mr. Winston and 15.7% by Mr. Winston’s spouse, which represent Mr. and Mrs. Winston’s pro rata ownership in Cary Suites, Inc. Also includes 40,000 shares held by Charles M. Winston Associates, Limited Liability Partnership, a partnership owned 50% by Mr. Winston and 50% by Mr. Winston’s spouse. Also includes 10,000 shares owned by Mr. Winston’s spouse. Mr. Winston disclaims beneficial ownership of the Units held by each of the corporations identified in this footnote (3) except to the extent of his direct ownership interest in such corporations.

(4)	Mr. Winston was issued 19,706, 13,000, 25,000, and 10,000 shares under the Winston Hotels, Inc. Stock Incentive Plan (the “Incentive Plan”) in each of January 2004, January 2003, July 2002, and January 2001, respectively. All grants vest at a rate of 20% of the total shares granted on the date of the grant and 20% on each anniversary of the grant. This total includes 53,899 shares with respect to which Mr. Winston has made a deferral election under the Winston Hotels, Inc. Executive Deferred Compensation Plan. Mr. Winston may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well. Mr. Winston is entitled to vote and to receive dividends paid on the shares for which a deferral election has not been made. This total includes 315,000 shares subject to stock options exercisable within 60 days after March 10, 2004. Also includes 1,019,524 shares issuable upon redemption of Units held by Cary Suites, Inc. Mr. Winston is the sole officer and director of Cary Suites and as such has voting and dispositive power over the 1,019,524 shares of Company Common Stock issuable upon redemption of the Cary Suites Units (the “Cary Suites Stock”). Cary Suites is owned 29.1% by Mr. Winston, 20.8% by Mr. Winston’s wife, 31.5% by Mr. Winston’s parents, 17.9% by a trust for the benefit of Mr. Winston’s children, and 0.7% by Mr. Winston’s sister. Mr. Winston’s father is Charles M. Winston, Chairman of the Board of the Company. Thus, these persons have the right to receive dividends from, and proceeds from the sale of, the Cary Suites Stock. Mr. Winston disclaims beneficial ownership of the Cary Suites Stock except to the extent of his direct ownership interest in Cary Suites.

(5)	Mr. Green was issued 17,843, 10,700, 16,000, and 5,000 shares under the Incentive Plan in each of January 2004, January 2003, July 2002, and January 2001, respectively. All grants vest at a rate of 20% of the total shares granted on the date of the grant and 20% on each anniversary of the grant. This total includes 45,196 shares with respect to which Mr. Green has made a deferral election under the Winston Hotels, Inc. Executive Deferred Compensation Plan. Mr. Green may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well. Mr. Green is entitled to vote and to receive dividends paid on the shares for which a deferral election has not been made. This total includes 250,000 shares subject to stock options exercisable within 60 days after March 10, 2004.

(6)	Mr. Crockett was issued 20,294, 10,700, 16,000, and 3,000 shares under the Incentive Plan in each of January 2004, January 2003, July 2002, and January 2001, respectively. All grants vest at a rate of 20% of the total shares granted on the date of the grant and 20% on each anniversary of the grant. This total includes 37,971 shares with respect to which Mr. Crockett has made a deferral election under the Winston Hotels, Inc. Executive Deferred Compensation Plan. Mr. Crockett may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well. Mr. Crockett is entitled to vote and to receive dividends paid on the shares for which a deferral election has not been made. This total includes 140,000 shares subject to stock options exercisable within 60 days after March 10, 2004.

(7)	Mr. West was issued 5,156, 5,075, 4,000, 75, and 1,000 shares under the Incentive Plan in each of January 2004, January 2003, January 2002, February 2001, and January 2001, respectively. All grants vest at a rate of 20% of the total shares granted on the date of the grant and 20% on each anniversary of the grant. This total includes 15,115 shares with respect to which Mr. West has made a deferral election under the Winston Hotels, Inc. Executive Deferred Compensation Plan. Mr. West may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well. Mr. West is entitled to vote and to receive dividends paid on the shares for which a deferral election has not been made. This total includes 50,000 shares subject to stock options exercisable within 60 days after March 10, 2004.

(8)	Includes 1,000 shares held by Mr. Winston’s wife.

(9)	Includes 7,000 shares issued to each director, other than Robert W. Winston, III, in May 1999 under the Incentive Plan. Such shares vested at a rate of 20% per year beginning in May 1999 and are now fully vested. Each director is entitled to vote and receive the dividends paid on such shares. Also includes 2,000 shares subject to stock options exercisable within 60 days after March 10, 2004, granted to each director, other than Robert W. Winston, III, in May 1999. These options were 100% vested on the grant date.

(10)	Includes 767,000 shares subject to stock options exercisable within 60 days of March 10, 2004, and 1,234,683 shares issuable upon redemption of all outstanding Units redeemable within 60 days after March 10, 2004, beneficially owned by executive officers and directors.

(11)	Based on information contained in a Schedule 13G filing dated February 12, 2004 provided by Wells Fargo & Company, Wells Fargo & Company reported that it has beneficial ownership of 1,532,520 shares of the Company, of which Wells Fargo & Company has sole voting power with respect to 1,526,084 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,145,946 shares and shared dispositive power with respect to 1,561 shares.

EXECUTIVE COMPENSATION

     The following tables set forth a summary of annual and long-term compensation paid or accrued by the Company for services rendered, for the fiscal years indicated, by the Company’s Chief Executive Officer and the executive officers (the “named executive officers”) whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2003.

Summary Compensation Table

	Annual Compensation			Long-term Compensation
						No. of
				Restricted		Securities
Name and				Stock		Underlying
Principal Position	Year	Salary	Bonus	Awards (13)		Options
Robert W. Winston, III	2003	$304,000	$150,000	$240,158	(1)	—
Chief Executive Officer	2002	$295,000	$120,000	$228,000	(2)	—
	2001	$240,000	$75,000	$71,250	(3)	—

Joseph V. Green	2003	$256,000	$200,000	$222,218	(4)	—
President and	2002	$248,000	$95,000	$145,920	(5)	—
Chief Financial Officer	2001	$240,000	$71,000	$35,625	(6)	—

Kenneth R. Crockett	2003	$199,000	$175,000	$138,961	(7)	—
Chief Operating Officer	2002	$193,000	$95,000	$145,920	(8)	—
	2001	$187,000	$50,000	$21,375	(9)	—

Brent V. West	2003	$131,250	$75,000	$67,341	(10)	—
Vice President and	2002	$125,000	$50,000	$30,960	(11)	—
Chief Accounting Officer	2001	$110,000	$50,000	$7,777	(12)	—

(1)	During 2003, Robert W. Winston received a grant of 13,000 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2003. Mr. Winston also received a grant of 13,793 shares of restricted stock which vested 100% on November 4, 2003. Dividends are paid on the restricted stock.

(2)	During 2002, Robert W. Winston received a grant of 25,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(3)	During 2001, Robert W. Winston received a grant of 10,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(4)	During 2003, Joseph V. Green received a grant of 10,700 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2003. Mr. Green also received a grant of 13,793 shares of restricted stock which vested 100% on November 4, 2003. Dividends are paid on the restricted stock.

(5)	During 2002, Joseph V. Green received a grant of 16,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(6)	During 2001, Joseph V. Green received a grant of 5,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(7)	During 2003, Kenneth R. Crockett received a grant of 10,700 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2003. Mr. Crockett also received a grant of 5,517 shares of restricted stock which vested 100% on November 4, 2003. Dividends are paid on the restricted stock.

(8)	During 2002, Kenneth R. Crockett received a grant of 16,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(9)	During 2001, Kenneth R. Crockett received a grant of 3,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(10)	During 2003, Brent V. West received a grant of 5,075 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2003. Mr. West also received a grant of 2,759 shares of restricted stock which vested 100% on November 4, 2003. Dividends are paid on the restricted stock.

(11)	During 2002, Brent V. West received a grant of 4,000 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2002. Dividends are paid on the restricted stock.

(12)	During 2001, Brent V. West received grants of 75 and 1,000 shares of restricted stock which vest at a rate of 20% per year beginning February 1, 2001 and January 2, 2001, respectively. Dividends are paid on the restricted stock.

(13)	At December 31, 2003, an aggregate of 87,640 shares of restricted, unvested common stock were held by the named executive officers, with an aggregate value at such date (based on the closing market price of the common stock at December 31, 2003 of $10.20) of $893,928 as follows: Mr. Winston, 35,400 shares valued at $361,080; Mr. Green, 23,160 shares valued at $236,232; Mr. Crockett, 21,760 shares valued at $221,952; and Mr. West 7,320 shares valued at $74,644. Prior to vesting, the recipients are entitled to vote and receive distributions with respect to shares of restricted common stock.

Option Exercises and Aggregated Fiscal Year-End Option Values

     The following table summarizes the total number of securities underlying stock options held by the named executive officers on December 31, 2003.

			Number of Shares	Value of
			Underlying	Unexercised
			Unexercised	In-the Money
			Options at	Options at
			Fiscal Year-End	Fiscal Year-End
	Shares
	Acquired On	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized($)	Unexercisable	Unexercisable
Robert W. Winston, III	0	$0	315,000 / 0	$0
Joseph V.Green	0	0	250,000 / 0	0
Kenneth R. Crockett	0	0	140,000 / 0	0
Brent V. West	0	0	50,000 / 0	0

Employment Agreements

     The Company has entered into employment agreements with each of Mr. Winston, the Company’s Chief Executive Officer, Mr. Green, the Company’s President and Chief Financial Officer, and Mr. Crockett, the Company’s Chief Operating Officer. The Board of Directors has set the salaries of Mr. Winston, Mr. Green, and Mr. Crockett, as of January 1, 2004, at $319,000, $309,000, and $255,000, respectively. Each employee is entitled to earn an annual bonus of up to 50% of his annual salary with the specific amount to be determined by the Board of Directors. Each employee is also eligible to participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other employees at the respective employee’s level, and is entitled to four weeks of vacation each year. Each agreement has a three-year term that commenced on January 2, 2003 and automatically renews for subsequent one-year terms unless either party gives the other party ninety (90) days prior notice of intent not to renew. If the Company terminates an employee’s agreement upon such notice, then such employee is entitled to an amount equal to (1) the employee’s then current monthly salary multiplied by twelve and (2) an accrued bonus equal to 50% of the employee’s then current annual salary pro rated from the first day of the calendar year in which such notice is given, through and including the day that the employee leaves the employment of the Company. If the employee terminates the agreement upon that notice, all of the Company’s obligations shall terminate upon the passing of the 90-day period. In the event of termination for cause, the Company’s obligation to compensate the employee ceases on the date of termination, except as to the amounts of salary due at that time. The Company may also terminate the agreement immediately for death or disability. In the event of termination for death, the Company shall pay the employee’s estate any salary and pro rated bonus to which he may be entitled as of the date of termination. In the event of termination for disability, the Company shall pay the employee’s then current annual salary (reduced by any payments the employee receives from disability insurance) and any bonus to which he may be entitled equal to 50% of the employee’s then current salary for a period of one year from the date of termination. Each employee may terminate the agreement upon notice in the event of a change in control if (1) within one year after the occurrence of a change in control, the Company, or any successor in interest, terminates the employee’s employment for reasons other than cause, disability, or death, or (2) within one year after the occurrence of a change in control, the employee terminates his employment for good reason. Good reason includes, among other things, in the employee’s reasonable judgment, an adverse change in the employee’s status, titles, positions, or responsibilities, the assignment of responsibilities or duties that are inconsistent with his status, title, position, or responsibilities, or any removal from or failure to reappoint him to any such positions, status, or titles, except in connection with the termination of his employment for disability, cause, or death. Good reason also includes a reduction in the employee’s base salary and/or any material adverse change in the employee’s bonus program, the failure by the Company to continue in effect any compensation, welfare, or benefit plan in which the employee is participating at the time of a change in control without substituting plans providing the employee with substantially similar or greater benefits, or the relocation of the principal executive offices of the Company outside of a 30-mile radius of Raleigh, North Carolina. If the employee elects to terminate upon a change in control, he shall be entitled to (1) receive all accrued compensation and any pro rata bonuses to which he may be entitled, (2) a severance payment equal to three times the amount of the employee’s current annual compensation plus a bonus equal to 50% of the employee’s then current annual salary (provided, however, that in no case shall the amount used for such annual compensation or bonus be less than those amounts immediately prior to the change in control), and (3) a continuation of all medical and health insurance, and other benefit programs for a period of one year.

Compensation Committee Interlocks and Insider Participation on Compensation Decisions

     No Compensation Committee interlocks or insider participation on compensation decisions exist. All members of our Compensation Committee are independent directors as defined by our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE.

Compensation Committee Report

     The Compensation Committee of the Board of Directors, a committee composed entirely of non-management directors, is responsible for determining the compensation of the Company’s executive officers and administering the Company’s Incentive Plan.

     Executive Compensation. The Company is committed to implementing a package of executive compensation which will contribute to the achievement of the Company’s business objectives. The Compensation Committee’s policy is to implement a package of executive compensation so that the compensation paid to executive officers shall be commensurate with their positions and determined with reference to compensation paid to similarly situated officers of companies which the Board of Directors deems to be comparable to the Company.

     The Compensation Committee establishes ranges for executive compensation using regional and national surveys of comparable companies. Companies included in these salary surveys are not necessarily the same as the companies used for purposes of the performance graph included in this proxy statement, but instead include a broader set of companies with which the Company competes for qualified personnel.

     Executive compensation consists of three components: base salary, annual incentive and long-term incentive compensation. These components provide elements of fixed income and variable compensation that we believe is linked to the achievement of individual and corporate goals and enhanced shareholder value.

     Base salary represents the fixed component of the Company’s executive compensation package. Executives receive a salary that is within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. The determination of where an executive’s salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Adjustments to salaries are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

     Annual incentives exist in the form of bonuses which are provided for each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. The actual amount of incentive bonus received by each of the Company’s executive officers is determined by the Compensation Committee after the end of the applicable year. Where an executive’s performance is not easily fixed to objective standards, the Compensation Committee will exercise its subjective judgment in determining the extent to which goals are achieved.

     The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward executives and employees of the Company for maximizing shareholder value. Long-term incentives are provided primarily pursuant to the Incentive Plan, which is administered by the Compensation Committee. The purpose of the Incentive Plan is to (i) attract and retain employees, and other service providers with ability and initiative; (ii) provide incentives to those deemed important to the success of the Company; and (iii) associate the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased stock ownership. Awards of stock options and restricted stock under the Incentive Plan are based on comparisons to incentives offered at other comparable companies and serve as a means of retaining valued employees.

     During the year ended December 31, 2003, the Company issued restricted stock grants for a total of 75,337 shares of common stock to the Company’s executive officers. Of the total of 75,337 shares issuable pursuant to these grants Mr. Winston received 26,793 shares, Mr. Green received 24,493 shares, Mr. Crockett received 16,217 shares, and Mr. West received 7,834 shares. Of the total 72,337 shares issuable pursuant to these grants, 35,862 shares vested immediately, while the remaining 39,475 shares vested 20% immediately and vest 20% on the anniversary date of the grant over the next four years. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to increase their equity ownership in the Company. Dividends are paid on the restricted stock.

     Chief Executive Officer Compensation. The Compensation Committee has adopted the policies described above with respect to Mr. Winston’s compensation. Mr. Winston’s salary and bonus for 2003 was $304,000 and $150,000, respectively. Mr. Winston was issued restricted stock grants for 13,000 and 13,793 shares of Common Stock in 2003. The restricted stock grant for 13,000 shares vested 20% immediately and vests 20% on the anniversary date of the grant over the next four years. The restricted stock grant for 13,793 shares fully vested immediately. The Company believes this compensation is competitive with compensation paid to chief executive officers in the hotel industry.

     Policy with Respect to $1 Million Deduction Limit. All compensation that the Company has paid to its executive officers has been deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section imposes a $1.0 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for annual compensation paid to its Chief Executive Officer or any one of the four most highly compensated officers of the Company (other than the Chief Executive Officer) for the taxable year. In the event that the Compensation Committee considers approving compensation in the future that would be subject to Section 162(m) and would exceed the $1.0 million threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

     This report is submitted by the following members of the Compensation Committee of the Board of Directors:

Compensation Committee
Richard L. Daugherty (Chairman)
Edwin B. Borden
Thomas F. Darden, II

March 22, 2004

PERFORMANCE GRAPH

     The following graph, prepared by SNL Securities, LLC, compares the cumulative total shareholder return on the Company’s Common Stock from December 31, 1998 through December 31, 2003, with the cumulative total return for the same period on the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Russell 2000® Index (the “Russell 2000”), and the SNL Securities Hotel REIT Index (the “SNL Hotel REIT Index”). The graph assumes that, at the beginning of the period indicated, $100 was invested in the Company’s Common Stock and the stock of the companies comprising each index and that all dividends were reinvested.

     The Russell 2000® measures the performance of the 2,000 smallest companies in the Russell 3000® Index, with a median market capitalization of approximately $395 million. The SNL Hotel REIT Index is currently comprised of 15 publicly traded hotel REITs, organized for purposes substantially similar to that of the Company.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Winston Hotels, Inc.	100.00	112.81	113.98	138.81	150.26	210.67
S&P500	100.00	121.11	110.34	97.32	75.75	97.40
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL Hotel REITs	100.00	77.67	111.12	103.90	102.49	133.75

     We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to our future share performance.

     The foregoing graph and chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

Audit Committee Report

Note: The following section of this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the commission or subject to regulation 14A or 14C or incorporated by reference into any filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any incorporation by reference of any other portions of this proxy statement.

     The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of Edwin B. Borden (Chairman), Thomas F. Darden, II, and David C. Sullivan and operates under a written charter, which the Company amended in March 2004, a copy of which is attached as Appendix A to this proxy statement. Messrs. Borden, Darden, and Sullivan are all “independent directors” as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, the listing standards of the NYSE and our Bylaws and Corporate Governance Guidelines.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The role of the Audit Committee is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other non-audit services provided by the independent public accountants. The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence. The Audit Committee has considered whether the other non-audit services by the independent auditors to the Company are compatible with maintaining the auditor’s independence.

     Based upon the reports and discussions described in this report and the Audit Committee’s review of the representations of management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be retained as the Company’s independent accountants for the 2004 fiscal year.

     This report is submitted by the following members of the Audit Committee of the Board of Directors:

Audit Committee
Edwin B. Borden (Chairman)
Thomas F. Darden, II
David C. Sullivan

March 22, 2004

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for fiscal year 2004. Although shareholder approval is not required, the Company desires to obtain from the shareholders an indication of their approval or disapproval of the Board’s action in appointing PricewaterhouseCoopers LLP as the independent accountants of the Company. If the shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

Principal Accountant Fees and Services

     Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of and for the years ended December 31, 2003 and 2002, were:

	2003	2002
Audit	$249,935	$209,556
Audit Related	84,168	13,667
Tax	18,720	—
All Other	19,630	—

Total	$372,453	$223,223

     The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and also included services related to the issuance of comfort letters and assistance with the review of documents filed with the SEC.

     The Audit Related fees for the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to the implementation of new accounting pronouncements, compliance with the Sarbanes-Oxley Act of 2002, and consultation services regarding the Company’s joint ventures.

     The Tax fees for the year ended December 31, 2003 were for services relating to amending the Winston Hotels, Inc. Stock Incentive Plan and state tax compliance.

     All Other fees for the year ended December 31, 2003 were for services relating to hotel research and analysis.

     Our Board of Director’s audit committee has determined that the provision of non-audit services performed by PricewaterhouseCoopers LLP during 2003 is compatible with maintaining their independence from Winston Hotels, Inc. as our independent accountants.

Pre-Approved Policies and Procedures

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditor.

ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including consolidated financial statements, is being furnished along with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

     Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2004.

MISCELLANEOUS

     As of the date of this proxy statement, management knows of no business that will be presented for consideration at the Annual Meeting other than as stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     Shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Company. Please sign exactly as your name appears on the accompanying proxy.

     Shareholders may obtain a copy of the Company’s 2004 Annual Report on Form 10-K without charge upon written request to Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, Attention: Secretary.

By Order of the Board of Directors,

Robert W. Winston, III
Chief Executive Officer

March 22, 2004

Appendix A

Winston Hotels, Inc.
Amended and Restated Audit Committee Charter

March 8, 2004

I.	Purpose

This Amended and Restated Audit Committee charter (the “Charter”) is adopted by the Board of Directors (the “Board”) of Winston Hotels, Inc. (“Winston” or the “Company”) to assist the Board and the Audit Committee of the Board (the “Audit Committee”) in the performance of their responsibilities.

The Audit Committee is appointed by the Board to assist the Board in discharging its oversight responsibilities relating to accounting, reporting, and financial practices of the Company and its subsidiaries by monitoring:

(1)	These practices, generally;

(2)	The integrity of the Company’s financial statements;

(3)	The Company’s compliance with legal and regulatory requirements;

(4)	The independent auditor’s qualifications and independence; and

(5)	The performance of the Company’s internal audit function and independent auditors.

The Audit Committee has the sole authority to appoint (subject to stockholder ratification), retain, compensate, evaluate and, where appropriate, replace the independent auditor and to approve all permissible non-audit engagements with the independent auditors. The Company’s independent auditor is directly accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders. In addition, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise or assist the Audit Committee and shall receive appropriate funding, as determined by the Audit Committee, from the Company to compensate such advisors. The Audit Committee may request such special consultants, any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

II.	Composition and Meetings

Composition. The Audit Committee shall have a minimum of three directors, each of whom shall meet the experience and independence requirements of the New York Stock Exchange (“NYSE”) and applicable law. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board, and at least one member of the Audit Committee shall have employment experience sufficient to qualify such member as an “audit committee financial expert,” as such term is defined by rules or regulations adopted by the Securities and Exchange Commission (the “Commission”) and by the NYSE, each as amended from time to time. The Board shall appoint the members of the Audit Committee, upon recommendation of the Nominating and Corporate Governance Committee.

1

Meetings. The Audit Committee shall meet as frequently as circumstances require, but no less than quarterly. In addition, the Audit Committee shall meet, at least quarterly, with the Company’s chief financial officer, the Company’s principal accounting officer and the Company’s independent auditor in separate executive sessions to discuss any matters required by law to be discussed in executive session or that the Audit Committee or each of these groups believes should be discussed privately. The Audit Committee shall record minutes of each meeting.

III.	Responsibilities

The Audit Committee’s responsibility is oversight, and the Board recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management, as well as the independent auditor, have more knowledge and specific information about the Company and its financial statements and performance than do the members of the Audit Committee. Consequently, in carrying out its oversight responsibilities the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s responsibilities shall include those set forth in this Charter as well as any specific responsibilities set forth in applicable law or any rules or regulations adopted by the Commission, the Public Company Accounting Oversight Board or the NYSE (the “Regulatory Standards”). If any provision of this Charter is deemed to be inconsistent with any of the Regulatory Standards so adopted, such Regulatory Standard(s) shall apply in lieu of the provision(s) of this Charter. In addition, the Audit Committee shall comply with Commission and NYSE requirements governing the inclusion of Audit Committee reports in the Company’s proxy statements.

IV.	Specific Functions

The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide to comply with any Regulatory Standards or otherwise as appropriate given the circumstances.

The Audit Committee shall:

1.	Make regular reports to the Board.

2.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

3.	Establish a procedure for conducting an annual performance evaluation of the Audit Committee.

4.	Create an internal audit function.

5.	Review the Company’s annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operation.”

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6.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, giving attention to any use of “pro forma,” “adjusted” or “non-GAAP financial measures.”

7.	Review an analysis prepared by management and the independent auditor of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of (i) the Company’s critical accounting policies and practices, (ii) the effect of alternative GAAP methods on the Company’s financial statements, including without limitation, the ramifications of such alternatives and the treatment preferred by the independent auditor, (iii) any other material written communications between the independent auditor and management, and (iv) a description of any transaction as to which management obtained Statement on Auditing Standards No. 50 letters.

8.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Prepare the “Audit Committee Report” required by the rules of the Commission to be included in the Company’s annual proxy statement.

10.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings, including the results of the independent auditors’ review of the quarterly financials. These discussions may be held with the Audit Committee as a whole or with the Audit Committee chair or other designated member of the Audit Committee in person or by telephone.

11.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, principal accounting officer or management.

12.	Review with management a report on the Company’s certification process for periodic reports required by applicable law. Discuss with management on a quarterly basis or as otherwise required any significant deficiencies in internal controls and any fraud involving employees of the Company who play a major role in the internal audit structure.

13.	Select, evaluate and, where appropriate, recommend to stockholders the ratification of the appointment of the independent auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

14.	Review the experience, qualifications, performance and independence of the senior members of the independent auditor team.

15.	Obtain and review, at least annually, a report by the independent auditor describing: (1) the quality control or peer procedures of the independent auditor; (2) any material issues raised by the most recent internal quality-control review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; (3) all relationships between the independent auditor and the Company; and (4) any other relationships that may adversely affect the independence of the auditor.

16.	Approve the fees to be paid to the independent auditor for audit services.

17.	Pre-approve the retention of the independent auditor for any permissible non-audit service and the fee for such service prior to the performance thereof. Subject to any Regulatory Standards

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that may be adopted from time to time, certain non-audit services and the fees to be paid in connection therewith may be ratified and approved after the performance thereof by the Audit Committee chair or other designated member of the Audit Committee provided (1) the aggregate amount of all such non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, (3) such services are promptly brought to the attention of the Audit Committee and approved, in the manner set forth above, prior to the completion of the audit and (4) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports.

18.	Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independent Standards Board Standard Number 1 or any other Regulatory Standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

19.	Evaluate together with the Board, at least annually, the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditor in accordance with such policy or applicable Regulatory Standards.

20.	Establish policies and procedures for the rotation of the Company’s lead audit partner every five years or as otherwise may be required pursuant to Regulatory Standards which may be adopted from time to time.

21.	Recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged in the Company’s account, taking into account any applicable laws and Regulatory Standards.

22.	Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

23.	Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Securities and Exchange Act of 1934.

24.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

25.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

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A.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management.

B.	Any changes required in the planned scope of the internal audit.

C.	The internal audit department responsibilities, budget and staffing.

27.	Review the appointment of the principal accounting officer.

28.	Meet periodically with management to review the Company’s major financial risk exposures, including, without limitation, policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures.

29.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and Regulatory Standards.

30.	Obtain reports from management, the Company’s principal accounting officer and the independent auditor that the Company’s subsidiary entities are in conformity with applicable legal requirements, including any Regulatory Standards, including disclosures of insider and affiliated party transactions.

31.	Review with management and the independent auditor any correspondence with regulators or governmental agencies, any such complaints received by the Company or the Audit Committee and any employee submissions or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Review with the Company’s legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

CERTIFICATION

     This Amended and Restated Audit Committee Charter was duly approved and adopted by the Board of the Corporation on the 8th day of March, 2004.

/s/ Joseph V. Green
Joseph V. Green
Secretary

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PROXY
WINSTON HOTELS, INC.

Common Stock Proxy for
Annual Meeting of Shareholders
Solicited by the Board of Directors

     The undersigned hereby appoints Robert W. Winston, III and Joseph V. Green and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and hereby authorizes Messrs. Winston and Green to vote, as designated below, all of the shares of common stock of Winston Hotels, Inc. held of record by the undersigned on March 10, 2004, at the Annual Meeting of Shareholders to be held on May 4, 2004, at 10:00 a.m., local time, at the Hilton Garden Inn hotel, 1500 RDU Center Drive, Morrisville, North Carolina, and any adjournments or postponements thereof, as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged.

     The Board of Directors Recommends a Vote “FOR” the Proposals Listed Below.

1.	Election of Directors

☐ FOR all nominees listed below (except any nominee written in the space below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Charles M. Winston, Robert W. Winston, III, James H. Winston, Thomas F. Darden, II, Richard L. Daugherty, Edwin B. Borden and David C. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(Continued on other side)

(Continued from other side)

2.	Ratify appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2004

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted “FOR” the election of all nominees for director and “FOR” the ratification of PricewaterhouseCoopers LLP as independent accountants of the Company.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated _____________________________, 2004
(Be sure to date Proxy)

Signature and title, if applicable

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.